UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2014

SURGICAL CARE AFFILIATES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36154	20-8740447
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Lake Cook Road, Suite 250 Deerfield, IL		60015
(Address of principal executive offices)		(Zip Code)

(847) 236-0921

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

In connection with the expansion of the size of the Board of Directors (the “Board”) of Surgical Care Affiliates, Inc. (the “Company”) from seven to eight directors and the election of Lisa Skeete Tatum to the Board, as described below in Item 5.02 of this Current Report on Form 8-K, the Company entered into a First Amendment to Stockholders Agreement (the “Amendment”), dated as of September 17, 2014, with TPG Partners V, L.P., TPG FOF V-A, L.P. and TPG FOF V-B, L.P. (together with their affiliates, “TPG”). The Stockholders Agreement, dated November 4, 2013, between the Company and TPG (the “Stockholders Agreement”), among other things, entitles TPG to designate for nomination a majority of the seats on the Board so long as TPG beneficially owns more than 50% of the number of shares of the Company’s common stock that TPG owned as of the closing of the Company’s initial public offering (the “Post-IPO TPG Shares”). The Company and TPG entered into the Amendment in order to (i) eliminate the requirement of the Stockholders Agreement that the Company automatically appoint an additional director designated by TPG (a “TPG Director”) to the Board simultaneously with the appointment of Ms. Skeete Tatum to the Board, and (ii) to provide that, for so long as TPG beneficially owns more than 50% of the Post-IPO TPG Shares and the Board is comprised of eight directors (four of whom are non-TPG Directors), TPG may cause the Company, at TPG’s request, to appoint an additional TPG Director to the Board.

The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. Additionally, the foregoing summary of the Stockholders Agreement is not complete and is qualified in its entirety by reference to the full text of the Stockholders Agreement, a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission on November 4, 2013 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On September 17, 2014, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board increased the size of the Board from seven to eight directors and elected Lisa Skeete Tatum to fill the newly created directorship, effective October 1, 2014. Ms. Skeete Tatum will serve as a Class III director of the Board until the expiration of her term on the date of the Company’s annual meeting of shareholders in 2016 and until her successor is elected and qualified. Additionally, the Board approved the appointment of Ms. Skeete Tatum to the Audit Committee of the Board, effective October 1, 2014.

Ms. Skeete Tatum began her career at Procter & Gamble in 1989 where she served in various functional roles including Product Development, Purchasing, and Product Supply. From 1994 until 1995, she served as a Managing Director of Circle of Beauty, a health and beauty joint venture funded by Sears. She also worked for GE Capital and founded her own consulting firm in 1995, specializing in strategic operational development for medium-sized consumer products companies. Ms. Skeete Tatum was a General Partner at Cardinal Partners, an early stage health care venture capital firm, for over a decade where she focused on investments in healthcare technology. Ms. Skeete Tatum is on the board of trustees for Cornell University and the boards of the Princeton Healthcare System Foundation and the Princeton Area Community Foundation. She is the immediate past president of the Harvard Business School Alumni Board and a former founding board member of the Center for Venture Education. She is a member of the 2012 Class of Henry Crown Fellows at the Aspen Institute and the Kauffman Fellows Class 4. Currently, Ms. Skeete Tatum is an advisor and investor based in Princeton, New Jersey.

There are no arrangements or understandings between Ms. Skeete Tatum and any other person pursuant to which Ms. Skeete Tatum was selected as a director of the Company. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Ms. Skeete Tatum and the Company. The Board intends to approve the compensation arrangement for Ms. Skeete Tatum’s service as a member of the Board, including an annual retainer and an equity award, at a future date. In addition to the compensation that Ms. Skeete Tatum will receive in connection with her appointment as a member of the Board, Ms. Skeete Tatum will enter into the Company’s standard form of indemnification agreement with directors, a copy of which is filed as Exhibit 10.30 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and which is incorporated herein by reference. The compensation of the Company’s directors may be adjusted by the Board from time to time, subject to the terms of any letter agreements entered into with such directors.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	First Amendment to Stockholders Agreement by and among the Company and the stockholders party thereto, dated September 17, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Surgical Care Affiliates, Inc.

Dated: September 22, 2014	/s/ Peter J. Clemens IV
	Name:	Peter J. Clemens IV
	Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

10.1	First Amendment to Stockholders Agreement by and among the Company and the stockholders party thereto, dated September 17, 2014